EXHIBIT 11
                                                                     Page 1 of 2


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                              March 31,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 2,785,980    $ 2,342,411
  Deduct: Preferred Stock Dividends                      249,267        262,500

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 2,536,713    $ 2,079,911

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,676,970      4,893,386
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         6,316          4,790

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,683,286      4,898,176

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.45    $      0.42

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             2,785,980      2,342,411
  Deduct: Preferred Stock Dividends                      249,267        262,500
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               136,659         (b)

                                                     ___________    ___________
   Adjusted Net Income                               $ 2,673,372    $ 2,079,911

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,676,970      4,893,386
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         6,316          4,790
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        311,013         (b)

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,994,299      4,898,176

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.45    $      0.42

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.






(b) Calculations are not provided as the results are anti-dilutive.





                                                                     EXHIBIT 11
                                                                     Page 2 of 2


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                              March 31,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $15,323,397    $11,393,667
  Deduct: Preferred Stock Dividends                    1,036,767      1,050,000

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $14,286,630    $10,343,667

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,523,853      4,796,931
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         7,674          3,251

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,531,527      4,800,182

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      2.58    $      2.15

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            15,323,397     11,393,667
  Deduct: Preferred Stock Dividends                    1,036,767      1,050,000
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               550,884        570,420

                                                     ___________    ___________
   Adjusted Net Income                               $14,837,514    $10,914,087

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,523,853      4,796,931
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         7,674          3,251
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        312,714        320,100

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,844,241      5,120,282

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      2.54    $      2.13

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.



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